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                                                                    Exhibit 21.1

                   Subsidiaries of BioMed Realty Trust, Inc.

Name                                  Jurisdiction
----                                  ------------
BioMed Realty, L.P.                    Maryland
BioMed Realty, LLC                     Delaware